Exhibit (n)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 6 to the Fund’s Registration Statement on Form N-2 of Oaktree Diversified Income Fund Inc. as filed with the Securities and Exchange Commission on or about December 20, 2024.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
December 20, 2024